UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 16, 2011

Ladenburg Thalmann Financial Services Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

Florida	001-15799	65-0701248
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd., 12th Floor, Miami, Florida 33137
(Address of Principal Executive Offices) (Zip Code)

(212) 409-2000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On August 16, 2011, Ladenburg Thalmann Financial Services Inc., a Florida corporation (“Ladenburg”), and Ameriprise Financial, Inc., a Delaware corporation (“Ameriprise”), entered into a stock purchase agreement (the “Purchase Agreement”), pursuant to which Ladenburg has agreed to purchase, and Ameriprise has agreed to sell, all of the issued and outstanding capital stock (the “Shares”) of Ameriprise’s wholly owned subsidiary, Securities America Financial Corporation, a Nebraska corporation (“Securities America”), which is the sole owner of each of Securities America, Inc., a Delaware corporation, Securities America Advisors, Inc., a Nebraska corporation, and Brecek & Young Advisors, Inc., a California corporation (such purchase and sale, the “Transaction”).  The aggregate purchase price for the Shares, subject to adjustment, is composed of (i) $150 million in cash (the “Cash Consideration”), payable upon closing of the Transaction and (ii) a two-year earn-out (the “Earn-Out”), payable in cash and calculated based on Securities America’s consolidated gross revenue and cash spread for the years ending December 31, 2012 and 2013, subject to a cap of $70 million for the entirety of the Earn-Out.

Pursuant to the Purchase Agreement, Ameriprise has agreed that, following closing of the Transaction (“Closing”), it will indemnify Ladenburg for, among other things, any and all losses arising out of substantially all claims pending against the Acquired Companies, including, without limitation, claims arising from the offer or sale by, and purchase from, the Acquired Companies of certain securities issued by Provident Royalties, LLC or its affiliated entities (“Provident”) and Medical Capital Holdings, Inc. or its affiliated special purpose companies (“Med/Cap”).  Additionally, Ameriprise has agreed that it will indemnify Ladenburg for losses in respect of claims related to Provident and Med/Cap that arise subsequent to Closing.

Consummation of the Transaction is subject to certain conditions, including, among others, those relating to the accuracy of the parties’ representations and warranties, the termination or expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, regulatory approval, including from FINRA, and other customary closing conditions.  Either Ladenburg or Ameriprise may terminate the Purchase Agreement if the Transaction has not closed on or prior to March 31, 2012.

In connection with the Transaction, on August 16, 2011, Ladenburg entered into a financing commitment letter (the “Commitment Letter”) with Frost Nevada Investments Trust (the “Lender”), an affiliate of Ladenburg’s Chairman of the Board and principal shareholder, Dr. Phillip Frost, M.D., pursuant to which the Lender has agreed, subject to the terms and conditions contained in the Commitment Letter, to provide a loan in an aggregate principal amount of up to $170 million, a portion of the proceeds of which would be used by Ladenburg to fund the Cash Consideration.  A special committee (the “Committee”) of Ladenburg’s Board of Directors (the “Board”) was formed by joint action of the Board and its audit committee to review and consider the terms of the loan transaction contemplated by the Commitment Letter, and, upon such review and consideration, which included the advice of the Committee’s independent financial advisor, Imperial Capital, LLC, the Committee determined that the proposed financing is fair from a financial point of view to the Company and its unaffiliated shareholders.

The foregoing description of the Purchase Agreement and the Commitment Letter is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement and the Commitment Letter, which are filed as Exhibit 2.1 and Exhibit 99.1, respectively, to this Current Report on Form 8-K and each of which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Transaction, on August 16, 2011, Ladenburg entered into a second amendment (the “Amendment”) to its current revolving credit facility with the Lender, pursuant to which available borrowings under such facility have been increased by $10 million to an aggregate of $40 million.  The foregoing description of the Amendment is only a summary and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01        Regulation FD Disclosure.

On August 17, 2011, Ladenburg issued a press release announcing the Transaction.  A copy of that press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information contained in this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by Ladenburg under the Securities Act of 1933, as amended.

Item 9.01        Financial Statements and Exhibits.

(d)      Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated August 16, 2011, by and between Ladenburg Thalmann Financial Services Inc. and Ameriprise Financial, Inc.(1)

10.1	Amendment No. 2 to Credit Agreement, dated August 16, 2011, by and between Ladenburg Thalmann Financial Services Inc. and Frost Nevada Investments Trust.

99.1	Financing Commitment Letter, dated August 16, 2011, by and between Ladenburg Thalmann Financial Services Inc. and Frost Nevada Investments Trust.

99.2	Press Release dated August 17, 2011

(1)  The schedules and exhibits to the Stock Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  Ladenburg will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LADENBURG THALMANN FINANCIAL SERVICES INC.

Date: August 18, 2011	By:	/s/ Brett H. Kaufman
Name: Brett H. Kaufman
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated August 16, 2011, by and between Ladenburg Thalmann Financial Services Inc. and Ameriprise Financial, Inc.(1)

10.1	Amendment No. 2 to Credit Agreement, dated August 16, 2011, by and between Ladenburg Thalmann Financial Services Inc. and Frost Nevada Investments Trust.

99.1	Financing Commitment Letter, dated August 16, 2011, by and between Ladenburg Thalmann Financial Services Inc. and Frost Nevada Investments Trust.

99.2	Press Release dated August 17, 2011

(1)  The schedules and exhibits to the Stock Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K.  Ladenburg will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.